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                                                                  Exhibit 10.17

                                      NOTE

Note no. 9088300                                      Bloomfield Hills, Michigan
$500,000.00                                           September 18, 1998
                                                      As of September 1,1998

      FOR VALUE RECEIVED, the undersigned, Art Renaissance, Inc., a Delaware corporation (herein called "Company") promises to pay to the order of The Bank of Bloomfield Hills, a Michigan banking corporation (herein called "Bank") at its Main Office at 505 North Woodward Avenue, Suite 1300, Bloomfield Hills, Michigan, the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), together with interest thereon as set forth below from September 1,1998.

      The principal indebtedness outstanding under this Note shall be repaid on or before March 1, 1999.

      The indebtedness outstanding under this Note from time to time shall bear interest at a per annum rate equal to two (2%) percent above the prime rate or base rate as announced from time to time by Citibank, N.A. (Prime Rate). The interest rate shall not be more than twenty-five percent (25%) or less than nine and one half percent (9.50%). Upon the occurrence of any event of default hereunder or under the Loan Agreement dated October 14, 1996, by and between Company and Bank (as may be amended from time to time, the "Loan Agreement"), interest shall accrue on the unpaid balance hereunder at a per annum rate equal to four percent (4%) above the Prime Rate. Interest shall be payable quarterly on the unpaid principal balance from time to time outstanding commencing December 1, 1998 and on the first day of each quarter. Interest shall be computed on a daily basis using a year of 360 days for actual number of days elapsed, and, in such computation, effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate.

      This Note evidences borrowing under, is subject to, is secured pursuant to, shall be prepaid in accordance with, and may be matured under the terms of the Loan Agreement, to which reference is hereby made. As additional security, Bank is granted a lien on all property and assets (including deposits and other credits) of Company at any time in possession or control of (or owing by) Bank for any purpose.

      All agreements between Company and Bank pertaining to the indebtedness described herein are expressly limited so that in no event whatsoever shall the amount of interest paid or agreed to be paid to Bank exceed the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of the Loan Agreement, this Note or any other instrument securing this Note or all or any part of the indebtedness secured thereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such
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applicable law, and if, for any reason whatsoever, Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal amount described herein or otherwise owed by Company to Bank, (whether or not then due and payable) and not to the payment of interest.

      In the event any payment due under this Note shall become overdue for a period in excess of ten (10) days the Company shall pay to the Bank a "late payment charge" equal to Fifty ($50) Dollars to defray the expense incidental to handling such delinquent payment and not as a penalty. Acceptance of payment of a late payment charge shall not waive any default under this Note.

      UPON THE FAILURE OF COMPANY TO PAY ANY INSTALLMENT OF PRINCIPAL OR INTEREST WHEN DUE OR UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT OF THE LOAN AGREEMENT, OR OTHER LOAN DOCUMENT, AND THE CONTINUATION OF SUCH DEFAULT FOR FIFTEEN (15) DAYS, THE UNPAID BALANCE OF THIS NOTE SHALL AUTOMATICALLY BECOME IMMEDIATELY DUE AND PAYABLE WITHOUT NOTICE TO COMPANY, and without notice, the Note and all other obligations and indebtedness of the Company to the Bank, whether absolute or contingent, direct, present or future, and however evidenced shall become and shall be immediately due and payable, anything in this Note or any of the loan documents to the contrary notwithstanding.

      Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

      If the interest and principal hereof are not paid when due (whether by demand or otherwise), Company shall pay the holder hereof all its reasonable costs of collection of said principal and interest including, but not limited to, reasonable attorney fees.

      THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION


                                       2
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                            CONSENT AND REAFFIRMATION

To:   The Bank of Bloomfield Hills
      505 North Woodward, Suite 1300
      Bloomfield Hills, MI 48304

      Re: $500,000.00 loan to Art Renaissance, Inc.

Dear Sir/Madam:

      Pursuant to the terms of a Guaranty dated September 25, 1996, the undersigned is a guarantor of the Obligations of Art Renaissance, Inc. ("Obligor") to The Bank of Bloomfield Hills ("the Guaranteed Party").

      Guarantor consents to renewal of Obligor's note dated October 14, 1996, reaffirms its guaranty of the Indebtedness as defined in the Guaranty, and reaffirms its obligations under a Third Party Pledge Agreement dated September 25, 1996, and confirms that the Guaranty and Third Party Pledge Agreement remain in full force and effect.


                                              GROWTH REALTY, INC.

                                              /s/ Eugene I Schuster
                                              ---------------------
                                              BY: Eugene I Schuster
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REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO THIS NOTE.

      Notwithstanding anything herein to the contrary, nothing shall limit any rights granted Bank by other instruments or by law.



                                              ART RENAISSANCE, INC.

                                              BY:  /s/ Eugene I Schuster
                                                 -----------------------
                                                   Eugene I Schuster
                                              ITS: President